UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

Vivint Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36642	45-5605880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Ashton Blvd. Lehi, UT		84043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 404-4129

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 11, 2018 (the “Closing Date”), Vivint Solar, Inc.’s (“Vivint Solar”) wholly-owned subsidiaries, Vivint Solar Financing IV, LLC (“Vivint Solar Financing IV”) and Vivint Solar Financing V, LLC (“Vivint Solar Financing V”) each completed an issuance of Solar Asset Backed Notes (collectively, the “Transactions”).

Vivint Solar Financing V issued an aggregate principal amount of $400,000,000 of Solar Asset Backed Notes, Series 2018-1, Class A (the “2018-1 Class A Notes”) and an aggregate principal amount of $66,000,000 of Solar Asset Backed Notes, Series 2018-1, Class B (the “2018-1 Class B Notes” and together with the 2018-1 Class A Notes, the “2018-1 Notes”).  The 2018-1 Class A Notes bear interest at a rate of 4.73% and have an anticipated repayment date of October 30, 2028.  The 2018-1 Class B Notes bear interest at a rate of 7.37% and have an anticipated repayment date of October 30, 2028.

Vivint Solar Financing IV issued an aggregate principal amount of $296,000,000 of Solar Asset Backed Notes, Series 2018-2, Class A (the “2018-2 Class A Notes”) and an aggregate principal amount of $49,000,000 of Solar Asset Backed Notes, Series 2018-2, Class B (the “2018-2 Class B Notes” and together with the 2018-2 Class A Notes, the “2018-2 Notes”).  The 2018-2 Class A Notes bear interest at a variable spread over LIBOR that is intended to result in a weighted average spread for all 2018-2 Notes of 2.95%.  The 2018-2 Class B Notes bear interest at a spread over LIBOR of 4.75% or, if no 2018-2 Class A Notes are outstanding, 2.95%.  The 2018-2 Notes have a stated maturity of August 29, 2023.

The 2018-1 Notes and the 2018-2 Notes may only be acquired by persons who are either (i) qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in offshore transactions in reliance on Regulation S.  The 2018-1 Class A Notes have been rated A- (sf) and the 2018-1 Class B Notes have been rated BB- (sf), in each case by Kroll Bond Rating Agency, Inc.  The 2018-2 Notes are not rated.

The Collateral

The 2018-1 Notes were issued by Vivint Solar Financing V pursuant to an Indenture (the “2018-1 Indenture”), dated as of the Closing Date, between Vivint Solar Financing V and Wells Fargo Bank, National Association (“Wells Fargo”), as indenture trustee, and the 2018-2 Notes were issued by Vivint Solar Financing IV pursuant to a separate Indenture (the “2018-2 Indenture”), dated as of the Closing Date, between Vivint Solar Financing IV and Wells Fargo as indenture trustee.

The 2018-1 Notes and the 2018-2 Notes are secured by, and payable solely from the cash flow generated by, the membership interests that will be owned by Vivint Solar Financing V and Vivint Solar Financing IV, as applicable, in certain indirectly owned subsidiaries of Vivint Solar, each of which subsidiaries is the managing member of a project company that is jointly owned with a third-party investor and each of which project companies owns a pool of photovoltaic systems and related leases and power purchase agreements and ancillary rights and agreements that were originated by a wholly owned subsidiary of Vivint Solar.

Vivint Solar Provider, LLC (“Vivint Solar Provider”) will act as manager pursuant to the terms of a Management Agreement with each of Vivint Solar Financing IV and Vivint Solar Financing V.  Vivint Solar Provider will be required to provide all administrative, collection and other management services for each of Vivint Solar Financing IV and Vivint Solar Financing V, as applicable, in respect of the managing membership interests that each owns in an applicable project company, and the interests, rights and obligations thereof.

Events of Default and Amortization Events

The 2018-1 Indenture and the 2018-2 Indenture each contain events of default that generally are customary in nature for solar securitizations of this type, including (a) the non-payment of interest or principal, (b) material violations of covenants, (c) material breaches of representations and warranties and (d) certain bankruptcy events. An event of default will also occur with respect to the 2018-2 Notes if they are not paid in full at their stated maturity.  The 2018-1 Notes and the 2018-2 Notes are also each subject to amortization events that generally are customary in nature for solar securitizations of this type, including (i) asset coverage ratios falling below certain levels, (ii) a debt service coverage ratio falling below certain levels, (iii) the failure to maintain insurance, and (iv) the failure to repay the notes in full prior to the anticipated repayment date for such class of notes.  In addition, the 2018-2 Notes are subject to amortization events relating to certain change of control events and certain liquidity requirements.  The occurrence of an amortization event or an event of default could result in the more rapid amortization of the 2018-1 Notes and 2018-2 Notes, as applicable, and the occurrence of an event of default could, in certain instances, result in the liquidation of the collateral securing the 2018-1 Notes and the 2018-2 Notes.

Use of Proceeds

Vivint Solar intends to use the proceeds from the sale of the notes for repayment of borrowings under existing credit facilities, for the payment of fees and expenses related to the Transactions and for general corporate purposes.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Concurrently with the execution of the Transactions, the Credit Agreement, dated as of August 4, 2016, by and among Vivint Solar Financing II, LLC, as borrower, the financial institutions as lenders from time to time party thereto, and Investec Bank plc, as administrative agent (the “Term Loan A Facility”) and the Financing Agreement, dated as of March 14, 2016, by and among Vivint Solar Financing Holdings Parent, LLC, Vivint Solar Financing Holdings, LLC, as borrower, the lenders party thereto from time to time, and Highbridge Principal Strategies, LLC, as collateral agent and administrative agent (the “Highbridge Facility”) have been terminated.  Proceeds from the Transactions were used to pay off the outstanding debt under the Term Loan A Facility, in an aggregate amount equal to $200,775,306.51, and the outstanding debt under the Highbridge Facility, in an aggregate amount equal to $206,413,090.11.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information related to the Transactions described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

ITEM 7.01	REGULATION FD

On June 11, 2018, Vivint Solar issued a press release announcing the closing of the Transactions. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information, including the information contained in the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of Vivint Solar’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Vivint Solar, Inc., dated June 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivint Solar, Inc.

By:	/s/ Dana Russell Dana Russell Chief Financial Officer
and Executive Vice President

Date: June 11, 2018